MASTER NETWORK MARKETING AGREEMENT

        This MASTER NETWORK MARKETING AGREEMENT (the "Agreement") is made and entered into effective the 1st day of March, 2002, by and between TELEWRX, INC., a Florida corporation ("Telewrx") on behalf of itself, its subsidiaries, affiliates and predecessors (collectively, the "Telewrx Group"), and T-WRX MARKETING SERVICES, LLC, a Utah limited liability company ("T-Wrx Marketing") on behalf of itself, its members, subsidiaries, affiliates and predecessors (collectively, the "T-Wrx Marketing Group"). T-WRX MARKETING is a wholly owned subsidiary of 21st Century Marketing, a Nevada limited liability company.

                            BACKGROUND
        Upon execution of this Agreement the T-Wrx Marketing Group will become the founding distributor of the multi-level marketing network (the "MLM Network") established for purposes of marketing and distributing internet, advertising, marketing and other communications products and services (the "Telewrx Products and Services") that the Telewrx Group has obtained the right to distribute on behalf of Telewrx and other members of the Telewrx Group. In becoming the founding distributor T-Wrx Marketing intends, in cooperation with the Telewrx Group, to develop for the approval of Telewrx (and for use in the MLM Network) a standard form of Independent Representative Agreement (the "IR Agreement"), which IR Agreement shall include the Compensation Plan (as further described herein) and the Policies and Procedures (as further described herein) to be adopted by Telewrx for purposes of establishing a contractual relationship with those persons who join the MLM Network. Because of the status of the T-Wrx Marketing Group as the founding distributor there are certain provisions that are not a part of the Compensation Plan and the Policies and Procedures that are applicable to the T-Wrx Marketing Group. The purpose of this Agreement is to set forth such additional provisions and to establish the agreed upon relationships between the Telewrx Group on the one hand, and the T-Wrx Marketing Group as the founding distributor of the MLM Network on the other hand.

                             AGREEMENT

        Section 1.     Nature of Founder Status; MLM Network as
   Sole Marketing Agent for the Telewrx Group.

             1.1 IN GENERAL. Subject to the provisions of this Agreement, T-Wrx Marketing shall be the senior and founding distributor of the Telewrx Group for all sales of Telewrx Products and Services through the MLM Network in the manner
   provided herein.   All persons and entities selling Telewrx
   Products and Services through the MLM Network shall be part of the "downline" of T-Wrx Marketing, except for the Designated Representative (as same is described in Section 3.2) and which Designated Representative may be "upline" to T-Wrx Marketing.

             1.2  START-UP AND OTHER EXPENSES.  The T-Wrx
   Marketing Group shall be responsible for all expenses incurred by it in the development, maintenance and management of the T-Wrx Marketing "downline." However, neither T-Wrx Marketing nor any other member of the T-Wrx Marketing Group, shall be responsible for the expenses incurred by Telewrx or any other member of the Telewrx Group in hosting distributor meetings (including, without limitation, any annual, semi-annual independent representative meeting or conference), providing Telewrx produced sales materials, providing sales incentives sponsored or provided by the Telewrx Group, administering the MLM plan and providing the products and services of the Telewrx Group that are considered the expenses of a sponsor, such as Telewrx and the Telewrx Group, in a multi-level marketing system.

             1.3 ADVISORY BOARD. For so long as this Agreement is in effect, there shall be appointed from among independent representatives participating in the MLM Network an Advisory Board to Telewrx (having such name as Telewrx and T-Wrx Marketing shall mutually agree) to advise and consult with the Telewrx Group on any issue or item relating to the MLM Network and/or the sale of Telewrx Products and Services. So long as T-Wrx Marketing is an independent representative in good standing of the Telewrx Group, the number of members of the Advisory Board, and the persons appointed to the Advisory Board, shall be mutually agreed to by the Telewrx Group and
   T-Wrx Marketing.   Among other things, the Advisory Board
   shall act as a liaison between the Telewrx Group and the independent representatives and shall meet at such time or times as T-Wrx Marketing and the Telewrx Group shall determine for the purpose of setting independent representative policies and procedures with the Telewrx Group. The Advisory Board shall be maintained for the purpose of developing and recommending future Telewrx Group policy and procedures with respect to the MLM Network. The Telewrx Group shall consider in good faith, and implement as it deems appropriate, Advisory Board recommendations.

        1.4  OTHER MULTI-LEVEL MARKETING ACTIVITIES.    T-Wrx
   Marketing, its members, employees, consultants and affiliates, shall have the right to participate in multi-level marketing activities other than the MLM Network; provided, however, that T-Wrx Marketing shall devote such amount of time as may be necessary to manage and administer to the MLM Network.

   SECTION 2.     MLM NETWORK EXCLUSIVE VEHICLE FOR TELEWRX
   SALES.    As a specific inducement to T-Wrx Marketing to bring
   its multi-level marketing group and capabilities to the Telewrx Group and to enter into this Agreement, and except as specifically otherwise provided in this Section 2 below, the Telewrx Group agrees that all sales of Telewrx Products and Services however and whenever made shall be made solely and exclusively through the MLM Network. Notwithstanding the provisions of this Section 2 above, the Telewrx Group shall have the right under the following circumstances to market and sell Telewrx Products and Services other than through the MLM
   Network: The Telewrx Group shall have the right to market, sell, lease or otherwise dispose of or make available outside the MLM Network, any fiber optic cable or other long distance capacity (collectively, the "Exempt Telewrx Products and Services") that the Telewrx Group may own, lease or otherwise have the right to use so long as such marketing and sale of the Exempt Telewrx Products and Services do not involve the sale of the Telewrx Products and Services that the MLM Network is marketing and selling on behalf of the Telewrx Group.

   SECTION 3.     COMPENSATION PLAN; GRANDFATHERING; "BREAKAGE;"
   ETC.

        3.1  COMMISSIONS, ETC; ADJUSTMENTS TO COMMISSION RATES
   IN GENERAL.   The parties agree to negotiate in good faith and
   complete as promptly as possible the Compensation Plan setting forth the commissions that shall be paid to independent representatives, along with the Policies and Procedures that are to govern the relationships of the independent representatives to the Telewrx Group. The Compensation Plan shall include such provisions, as may be mutually agreed upon by the parties, relating to limitations and restrictions on the percentage of gross revenue that may subject to applicable commissions under the Compensation Plan (the "Compensation Percentage Limit"). In connection with determining the Compensation Percentage Limit the parties agree to recognize that the aggregate commissions to be paid to the MLM Network under the Compensation Plan must permit the Telewrx Group with the opportunity to earn the amount of income and other returns as provided as a part of its business plan. The parties further agree and acknowledge that any amounts payable as compensation under the Compensation Plan, including amounts due by reason of the "grandfathering" provided for in Section
   3.2 below, shall not in the aggregate exceed the agreed
   Compensation Percentage Limit.   The Compensation Percentage
   Limit shall, from time to time and as mutually agreed by the parties, be adjusted as may be necessary or desirable to achieve an equitable equilibrium between the Telewrx Group reaching appropriate earnings and the independent representatives comprising the MLM Network being reasonably compensated in accordance with the network marketing industry standards with respect to the services that the independent representatives are providing the Telewrx Group.

             3.2 GRANDFATHERED STATUS. T-Wrx Marketing, along with one other person or entity (the "Designated Representative") to be designated in writing by T-Wrx Marketing to Telewrx, shall be "grandfathered," as such term is commonly understood in the network marketing industry, into
   the MLM Network .   As such, T-Wrx Marketing and the
   Designated Representative shall be excluded and otherwise exempt from the necessity of obtaining volume, as well as, any depth, width or breadth requirements imposed upon other independent representatives in order to maintain its position, in the case of T-Wrx Marketing, as the founding distributor of the MLM Network of the Telewrx Group) and in the case of the
   Designated Representative, as a distributor.   So long as this
   Agreement exists, T-Wrx Marketing and the Designated Representative shall retain their respective status and all rights to receive compensation under the Compensation Plan regardless of the performance of T-Wrx Marketing, any member of the T-Wrx Marketing Group and/or the Designated Representative in connection with the purchase of Telewrx Products and Services and regardless of the status or activity of the "downline" distributors of T-Wrx Marketing and the
   Designated Representative.   Such "grandfathering" shall
   include the elimination of any restriction or limitation on the depth of the downline with respect to which T-Wrx Marketing is entitled to participate, except to the extent of the of the agreed upon restrictions and limitations as to the amount of overall revenue that is to be devoted to the payment of commissions under the Compensation Plan.

          3.3     BREAKAGE.   In the ordinary course of paying
   commissions in accordance with the Compensation Plan, not all commissions generated will have a corresponding eligible independent representative who will be entitled to receive payment of such Commissions, thus resulting in amounts that for all purposes of this Agreement shall be termed "Breakage."
     To the extent amounts representing Breakage exist, the Telewrx Group agrees that 60% of such amounts comprising Breakage shall be retained by the Telewrx Group and 40% of such amounts comprising Breakage shall be paid to T-Wrx Marketing. The amounts of Breakage received by T-Wrx Marketing may be retained or otherwise used by T-Wrx Marketing at its discretion to make payments or distributions to other independent representatives in the downline. It is the expressed intent of the parties that T-Wrx Marketing shall have the flexibility and discretion to apply the amounts of Breakage that it receives in a manner that it deems appropriate in any given set of circumstances, including retaining any such Breakage Amounts for its own account.
   T-Wrx Marketing further acknowledges and agrees that the Breakage, regardless of how allocated hereunder, is compensation which, when added to other compensation paid or payable to independent representatives who are part of the MLM Network, shall not exceed the Compensation Percentage Limit.

        3.4 AMENDMENTS TO COMPENSATION PLAN AND POLICIES AND PROCEDURES. If either the Telewrx Group or T-Wrx Marketing believes that a change in the IR Agreement, the Compensation Plan and/or the Policies and Procedures should be implemented, the parties shall negotiate in good faith and shall arrive at a mutual agreement that reasonably balances the needs and interests of Telewrx with the needs and interests generally of the independent representatives that are selling Telewrx
   Products and Services.   The provisions of this Section 3.4
   shall, without limitation, also apply to adjustments with respect to the Compensation Percentage Limit.

             3.5 INFORMATION SHARING. The Telewrx Group shall provide to T-Wrx Marketing on a quarterly or monthly basis, as T-Wrx Marketing may request, all information relating to the Telewrx Group sales and the activities of the independent representatives in the MLM Network used by the Telewrx Group to calculate commission income due to the independent representatives including, but not limited to, commission income payable to T-Wrx Marketing and the Designated Representative.

        SECTION 4. COMPLIANCE ISSUES.

             4.1 IN GENERAL. The Telewrx Group shall make available to the T-Wrx Marketing Group, at the expense of the Telewrx Group, the necessary resources to insure that the MLM Network is established, maintained and operated in material compliance with all applicable laws and regulations including, but not limited to, rules and regulations promulgated by the Federal Trade Commission, the Federal Communications Commission, any state Attorney General's office and any state Consumer Protection Division or like agency. Such resources shall include, but are not necessarily limited to, engaging legal counsel and independent consultants for review, consultation and drafting with respect to the procedures relating, and the documents to be used in establishing the desired legal relationships for, the MLM Network.

        4.2  COSTS OF LEGAL ACTION; INDEMNITY.    In the event of
   any legal action involving the T-Wrx Marketing Group with respect to activities in connection with the MLM Network, the Telewrx Group shall bear the cost of any defense, provided that such legal action is not a result any act or omission on the part of T-Wrx Marketing Group which either (a) constitutes an illegal act, except if such illegal act is based upon the method of business transacted by the Telewrx Group pursuant to the IR Agreement and the published Policies and Procedures, or
   (b) constitutes gross negligence, malfeasance or the material breach the T-Wrx Marketing Group, its employees or members of the IR Agreement or published Policies and Procedures. The Telewrx Group shall indemnify and hold the T-Wrx Marketing Group harmless against any claims or judgments arising in connection with activities of the MLM Network so long as such claims or judgments are not a result any act or omission on the part of T-Wrx Marketing Group which either (a) constitutes an illegal act, except if such illegal act is based upon the method of business transacted by the Telewrx Group pursuant to the IR Agreement and the published Policies and Procedures, or
   (b) constitutes gross negligence, malfeasance or the material breach the T-Wrx Marketing Group, its employees or members of the IR Agreement or published Policies and Procedures. T-Wrx Marketing Group shall indemnify and hold the Telewrx Group harmless against any claims or judgments arising in connection with activities of the MLM Network in the event that such claims or judgments are a result any act or omission on the part of T-Wrx Marketing Group which either (a) constitutes an illegal act, except if such illegal act is based upon the method of business transacted by the Telewrx Group pursuant to the IR Agreement and the published Policies and Procedures, or
   (b) constitutes gross negligence, malfeasance or the material breach the T-Wrx Marketing Group, its employees or members of the IR Agreement or published Policies and Procedures. The obligations upon the parties under this Section 4.2 shall be conditioned upon (i) timely notification from the T-Wrx Marketing Group or Telwrx, as the case may be, to T-Wrx or Telewrx, as the case may be of any such legal action or claim, and (ii) reasonable cooperation by the parties in defending or settling on such action or claim.

        SECTION 5.     ASSIGNMENT.

             5.1  ASSIGNMENT WITH NO REQUIRED CONSENT.   Each of
   T-Wrx Marketing and Telewrx shall be permitted, without consent to assign all or any rights and obligations under this Agreement to an Affiliate (as defined in Section 5.3 below).

             5.2  ASSIGNMENT WITH CONSENT.  Each of T-Wrx
   Marketing and Telewrx shall be permitted to assign its rights and obligations under this Agreement to any third party with the prior written consent, which consent shall not be unreasonably withheld, of the non-assigning party first obtained. Except as provided in Section 5.1 above and this
   Section 5.2, neither T-Wrx Marketing nor Telewrx shall assign, transfer or otherwise dispose of this Agreement or any rights or obligations arising by reason of this Agreement.

             5.3 DEFINITION OF AFFILIATE. An "Affiliate" of T-Wrx Marketing or Telewrx, as the case may be, is defined as any individual or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with T-Wrx Marketing or Telewrx, as the case may be.

        SECTION 6.     CERTAIN PAYMENTS AND EQUITY RIGHTS.

             6.1 CASH COMPENSATION. In consideration of the benefit of the intangible asset (the "MLM Intangible") being provided by T-Wrx Marketing to Telewrx in the form of a group of independent representatives who are to be the initial part of the MLM Network, the Telewrx Group shall pay certain cash compensation (the "Cash Compensation") to T-Wrx Marketing in the amount of Three Hundred Fifty Thousand Dollar ($350,000). Within __________ (____) days after execution of this Agreement by the parties hereto, Telewrx shall, by wire transfer of immediately available funds pursuant to the instructions provided in Exhibit 6.1, pay a portion of the Cash Compensation in the amount of One Hundred Fifty Thousand Dollars ($150,000) to T-Wrx Marketing. On April 1, 2002, the remainder of the Cash Compensation in the amount of Two Hundred Thousand Dollars ($200,000) shall be, likewise, wire transferred, unless alternative instructions are provided by T-Wrx Marketing to Telewrx.

             6.2 EQUITY COMPENSATION. Telewrx has heretofore issued to T-Wrx Marketing or its designated Affiliate
   1,000,000 shares (the "T-Wrx Founders Shares") of the $.0001 par value common stock (the "Common Stock") of Telewrx.

             SECTION 6.3 SHAREHOLDER AGREEMENT. Telewrx and T-wrx Marketing hereby confirm that the T-wrx Founders Shares are subject to certain rights and obligations under a certain Shareholder Agreement executed by certain shareholders of Telewrx that own and control a majority of the outstanding Common Stock.

        SECTION 7.     MISCELLANEOUS.

             7.1. CERTAIN EXPENSES.   Each party shall bear its
   or his own legal and related expenses of negotiating, preparing, executing and delivering this Agreement.

             7.2 CONFLICTS. If there is any conflict between the provisions of this Agreement and/or the provisions of the IR Agreement (including any Policies and Procedures, Compensation Plan or other items promulgated by Telewrx as part of the relationship between any IR, as defined in the IR Agreement, and Telewrx), the provisions of this Agreement shall control.

             7.3  APPLICABLE LAW AND JURISDICTION.   This
   Agreement shall be interpreted under the laws of the State of Florida. Any litigation resulting from this Agreement, or the relationships contemplated thereby, shall be brought in Palm Beach County, Florida (or in a federal District Court having jurisdiction in Palm Beach County, Florida). The Telewrx Group and the T-Wrx Marketing Group hereby submit to the jurisdiction and venue of any local state or federal court located within or having jurisdiction in Palm Beach County, Florida, for resolution of any and all claims, causes of action or disputes arising out of, related to or concerning this Agreement and agree that service by registered mail to the address set forth in this Agreement shall constitute sufficient service of process for any such action. The Telewrx Group and the T-Wrx Marketing Group further agree that any claims, causes of action or disputes arising out of, relating to or concerning this Agreement shall only have jurisdiction and venue in the local, state or federal courts of the State of Florida.

        7.4 NOTICES. All notices required or permitted under this Agreement shall be given by registered or certified mail, postage prepaid, by Federal Express or other express mail service, by facsimile, or by hand delivery, directed as follows:

   If intended for the Telewrx Group to:

   Telewrx, Inc.
   17252 Balboa Point Way
   Boca Raton, Florida  33487
   Attention:  Michael P. Brown;

   with a copy to:

   Edward H. Gilbert, P.A
   5100 Town Center Circle, Suite 430
   Boca Raton, Florida 33486
   Attention: Edward H. Gilbert

   If intended for T-Wrx Marketing Group:

   T-Wrx Marketing, LLC
   10454 Edinburgh Drive
   Highland, Utah  84003
   Attention:  David Farmer;

   with a copy to:

   Fabian & Clendenin
   215 South State Street, 12th Floor
   Salt Lake City, Utah 84111
   Attention:  David J. Lyon

   Any notice delivered by mail or express service in accordance with this paragraph shall be deemed to have been duly given three calendar days after the same is deposited in any post office or postal box regularly maintained by the United States. Any notice that is hand delivered or sent by express mail or facsimile shall be effective upon receipt by the party to whom it is addressed. Either party, by notice given as above, may change the address to which future notices should be sent.
        7.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each party's respective heirs, executors, personal representatives, successors and permitted assigns.

        7.6 ENTIRE AGREEMENT. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties and may not be modified in any manner except by an instrument in writing signed by both parties.

        7.7 HEADINGS. This section and subsection headings contained in this Agreement are inserted only for convenient reference and do not define, limit or proscribe the scope of this Agreement or any exhibit attached hereto.

        7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts that together shall constitute one and the same instrument.

        7.9 UNENFORCEABLE PROVISIONS. If any provision of this Agreement, or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall continue to be valid and enforceable to the fullest extent permitted by law; provided, that the elimination of such provision shall not have a materially adverse effect on the rights, benefits, or obligations of the affected party or parties.

        7.10 WAIVERS. No waiver by either party of any provision hereof shall be effective unless in writing or shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by either party of the same or any other provision.

        7.11 ATTORNEYS' FEES AND COSTS. In the event of litigation between any of the parties arising out of the enforcement of or a default under this Agreement, the prevailing party shall be entitled to judgment for court costs and reasonable attorneys' fees in an amount to be determined by the court.

        7.12 ANNOUNCEMENTS. The parties shall consult with each other with regard to all press releases and other announcement regarding this Agreement and the transactions contemplated hereby issued upon or prior to the execution of this Agreement; and, except as may be required by applicable laws or to obtain required consents, neither the Telewrx Group nor the T-Wrx Marketing Group shall issue any such press releases, announcements, or other publicity without the prior consent of the other party.

        7.13 FACSIMILE SIGNATURES. Any signature by facsimile transmission shall be effective to bind the party so executing this Agreement.


               [THIS SPACE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the date first above written.

                                   T-Wrx Marketing Services, LLC


                                   By: /s/ David J. Lyon
                                   David J. Lyon, Authorized Officer


                                   Telwrx, Inc.



                                   By: /s/ Michael P.Brown
                                   Michael P. Brown, President